Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of December 18, 2020 (the “Agreement”) by and among Future FinTech Group Inc., a Florida corporation (the “Company”), Future FinTech (Hong Kong) Limited., a limited company organized under the laws of Hong Kong (“Buyer”), Asiasens Investment Holding Pte. Ltd., a company incorporated under the laws of Singapore (“Asiasens”), and Asen Maneuvre Group Limited, a limited company organized under the laws of British Virgin Islands (“Asen” or the “Seller”).

WHEREAS, Asen owns 500,000 ordinary shares of Asiasens, constituting 100% of the issued and outstanding ordinary shares of Asiasens, with a paid up capital Singapore $500,000;

WHEREAS, Asiasens owns 21,250 shares or 85% of total issued and outstanding shares of PT. Sens Tekonlogi Indonesia, an Indonesian Company (“STI”) which holds a Financial Service Authority (Otoritas Jasa Keuangan “OJK”) license in Indonesia;

WHEREAS, Asiasens is in the process of changing its controlling interest in PT Permata Techno Indonesia (“PTI”) from variable interest entity (“VIE”) structure to direct equity ownership structure；

WHEREAS, Asen desires to sell to Buyer 70.59% or 352,950 shares of the issued and outstanding shares of Asiasens (the “Asiasens Shares”), pursuant to the terms of this Agreement;

WHEREAS, Buyer is a wholly-owned subsidiary of the Company;

WHEREAS, subject to the terms and conditions of this Agreement, the Seller believes it is in its best interests to exchange its Asiasens Shares for common shares of the Company, par value $0.001 per share delivered on the dates set forth in and subject to Section 1.1 hereof; and

WHEREAS, the Company and Buyer believe it is in its best interests to acquire the Asiasens Shares in exchange for the Company Shares, as defined hereafter.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

EXCHANGE OF SHARES; EARN-OUT

Section 1.1 Agreement to Exchange Asiasens Shares for Company Shares.

a.	Closing. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, assign, transfer, convey and deliver to Buyer the Asiasens Shares and Buyer shall accept such Asiasens Shares from the Seller in exchange for the issuance by the Company to the Seller or its designee in accordance with Sections 1.1(c) and 1.2 of this Agreement. The transaction described in this Section 1.1 shall be referred to as the “Share Exchange Transaction”.

b.	Purchase Price. The parties agree that the Buyer will use 2,160,000 shares of common stock of the Company (the “Company Shares”) as the Purchase Price (the “Purchase Price”) to purchase and exchange for 352,950 shares or 70.59% of the total issued and outstanding shares of Asiasens from the Seller, subject to the conditions as set forth in Section 1.1(c) hereof. The Purchase Price will be paid in shares of common stock of the Company to the Seller or its designee who are affiliate of the Seller pursuant to the terms of this Agreement.

c.	Earn-Out Payments. The Buyer shall pay the Purchase Price in the Company Shares (the “Earn-Out Shares”) to the Seller as follows:

i.	If Asiasens achieves an Earnings Before Interest and Taxes (the “EBIT”) of US$500,000 for six months ended June 30, 2021 (the “Six Month 2021 EBIT Goal”) as evidenced by the financial statements of Asiasens reviewed by the auditor of the Company based on US GAAP, one fourth (1/4) of the Purchase Price in 540,000 shares of common stock of the Company shall be paid to the Seller or its designee who are affiliate of the Seller as set forth in Section 1.2 (the “First Earn Out Shares”);

ii.	If Asiasens achieves an EBIT of US$1,000,000 for the year ended December 31, 2021 (the “2021 EBIT Goal”) as evidenced by the fiscal year of 2021 audited financial statements of Asiasens audited by the auditor of the Company based on US GAAP, another one fourth (1/4) of the Purchase Price in 540,000 shares of common stock of the Company shall be paid to the Seller or its designee who are affiliate of the Seller as set forth in Section 1.2 (the “Second Earn-Out Shares”);

iii.	If Asiasens achieves an EBIT of US$1,400,000 for the year ended December 31, 2022 (the “2022 EBIT Goal”, collectively with 2021 EBIT Goal, as the “EBIT Goals”), as evidenced by the fiscal year of 2022 audited financial statements of Asiasens audited by the auditor of the Company based on US GAAP, the Buyer shall pay the Seller or its designee who is an affiliate of the Seller the remaining 50% of the Purchase Price in 1,080,000 shares of the Company (the “Final Earn-Out Shares”).

iv.	Notwithstanding anything contained herein to the contrary, if Asiasens does not achieve its EBIT Goals for any given period, the parties agree to have forbearance clause and the Earn-Out Shares shall not be reduced if Asiasens achieves an overall EBIT of US$2,400,000 in aggregation for the years 2021 and 2022 based upon the audited report by the Company’s auditor. If the accumulated EBIT of Asiasens in 2021 and 2022 in aggregate does not reach $2.4million U.S. dollars, the total number of the Company Shares to be issued to the Seller or the designated person associated with the Seller shall be reduced in the same percentage of uncompleted amount for the EBIT Goals in aggregate, comparing to US$2.4 million, for example, if Asiasens only reached the EBIT of US$1.2 million for the years of 2021 and 2022, the total number of the Company Shares to be issued to the Seller will be reduced by 50% to 1,080,000 shares.

v.	Audit fees will not be included in EBIT calculations.

d.	Restricted Shares. The Seller hereby acknowledges that the Company Shares are not registered with SEC and shall be restricted and may not be sold, transferred, exchanged, pledged, redeemed or otherwise disposed of for the holding period required in accordance with the requirement of Regulation S and Rule 144.

Section 1.2 Closing. The closing of the Share Exchange Transaction (the “Closing”) shall take place at such time and date as the parties shall agree in writing after this Agreement has been executed by Seller, Asiasens, Buyer and Company, and all closing conditions have been fulfilled or waived (the “Closing Date”). The Seller shall deliver to the Buyer within 30 days after the date of this Agreement, the original stock certificates representing the Asiasens Shares, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. Each of the Earn-Out Shares shall be delivered to the Seller or its designee no later than five (5) business days after the issuances of audited financial statements of the Company which have proven the respective Earn-Out Goal has been met according to this Agreement.

Section 1.3 Withholding. The Company and its affiliates shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to the Seller such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, (the “Code”) or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid or transferred to the Seller in respect of which such deduction and withholding was made.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Seller at the time of this Agreement and the Closing as follows:

Section 2.1 Corporate Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida, United States, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by the Company or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of the Company.

Section 2.2 the Company Shares. All of the Company Shares to be issued pursuant to this Agreement have been or will be duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof.

Section 2.3 Authorization and Validity of Agreements. The Company has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 2.4 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer hereby represents and warrants to the Seller at the time of this Agreement and the Closing as follows:

Section 3.1 Corporate Organization. The Buyer is a limited company duly incorporated, validly existing and in good standing under the laws of Hong Kong, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by the Buyer or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of the Buyer.

Section 3.2 Authorization and Validity of Agreements. The Buyer has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.3 No Conflict or Violation. The execution, delivery and performance of this Agreement by the Buyer does not and will not violate or conflict with any provision of its Articles of Association, Bylaws or similar governing document, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of, any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Buyer is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Buyer, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which the Buyer is bound.

Section 3.4 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, is required in connection with the execution and delivery of this Agreement by the Buyer or the performance by the Buyer of its obligations hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer and Company at the time of this Agreement and the Closing as follows:

Section 4.1 Corporate Organization.

a. Seller, Asiasens and each of Asiasens’ directly or indirectly owned or controlled entities, including STI and PTI (the “Subsidiaries”) are all duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation or organization and have all requisite corporate power and authority to own their properties and assets and to conduct their business as now conducted and are duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted or the ownership or leasing of their properties make such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Seller, Asiasens and its Subsidiaries.

b. Copies of the Certificates of Incorporation and Articles of Association of the Seller, Asiasens and its Subsidiaries, with all amendments thereto to the date hereof, have been furnished to the Company and Buyer, and such copies are accurate and complete as of the date hereof. The minute books of the Seller, Asiasens and its Subsidiaries are current as required by law, contain the minutes of all meetings of the Board of Directors and Shareholders of the Seller, Asiasens and its Subsidiaries, and committees of the Board of Directors of the Seller, Asiasens and its Subsidiaries from the date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors, shareholders and committees of the Board of Directors of the Seller, Asiasens and its Subsidiaries.

Section 4.2 Capitalization of Seller; Title to the Asiasens Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, Seller shall own 500,000 shares of Asiasens and Asiasens shall own 21,250 shares or 85% of total issued and outstanding shares of STI (“STI Shares”) and 100% of total issued and outstanding shares of PTI (“PTI Shares”). The Asiasens Shares owned by the Seller and STI Shares and PTI Shares owned by Asiasens are free and clear of any and all liens and encumbrances of any type or nature. There are no claims, actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of Seller, proposed or threatened before any court or governmental agency that (i) may affect Seller and Asisasens’ ownership of and their title to the Asiasens Shares, PTI Shares and STI Shares (collectively as “Purchased Shares”), respectively, or Seller’s ability to execute and deliver this Agreement and to perform its obligations hereunder, or (ii) seek restraint, prohibition or other injunctive relief in connection with this Agreement or the consummation of the transactions contemplated hereby. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire from Seller good and marketable title to the Purchased Shares, free and clear of any and all liens and encumbrances of any type or nature. There are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any unissued or treasury shares of capital stock of the Seller, Asiasens and its Subsidiaries.

Section 4.3 No Conflict or Violation. The transactions contemplated in this Agreement do not and will not violate or conflict with any provision of the constituent documents of the Seller, Asiasens and its Subsidiaries, and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller, Asiasens or any of its Subsidiaries is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Seller, Asiasens or any of its Subsidiaries , nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which Seller, Asiasens or any of its Subsidiaries is bound.

Section 4.4 Due Diligence Information. The information (the “Diligence Information”) provided by Seller,Asiasens and its Subsidiaries to the Company and the Buyer in connection with the diligence questionnaire regarding to Seller,Asiasens and its Subsidiaries was, at the time of submission, and is, as of the Closing Date, true and accurate in all material facts, and no material fact has been omitted from the Diligence Information. No material change in the materials contained in the Diligence Information has occurred as of the Closing Date or can reasonably be expected to occur.

Section 4.5 Authorization and Validity of Agreements. Seller has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.6 Claims. There are no claims threatened or against or affecting Seller, Asiasens or any of its Subsidiaries nor are there any actions, suits, judgments, proceedings or investigations pending, threatened against or affecting Seller, Asiasens or any of its Subsidiaries, at law or in equity, before or by any court, administrative agency, other tribunal or any governmental authority having jurisdiction.

Section 4.7 Investment Representations.

a. The Company Shares will be acquired hereunder by the Seller solely for the account of the Seller, for investment, and not with a view to the resale or distribution thereof.

b. The Seller is aware that an investment in the Company is highly speculative and that there can be no assurance as to what, if any, return the Seller may realize in connection with the Share Exchange Transaction. The Seller is aware of the Company’s business affairs, business plans and financial condition, and has made its own evaluation of the merits and risks of the proposed Share Exchange Transaction and of the advisability of the Share Exchange Transaction. The Seller is aware that the Company is subject to a high degree of risk that could result in the loss of the Seller’s investment in part or in whole.

c. The Seller has experience as an investor in securities of companies and acknowledges that the Seller is able to fend for itself, can bear the economic risk of its investment in the Company Shares and has such knowledge and experience in financial or business matters that the Seller is capable of evaluating the merits and risks of, and protecting the Seller’s own interests in connection with, the Share Exchange Transaction and its investment in the Company Shares.

d. The Seller has had full access to all of the information it considers necessary or appropriate to make an informed investment decision with respect to the Company Shares to be acquired under this Agreement. The Seller further has had an opportunity to ask questions and receive answers from the Company and to obtain additional information necessary to verify any information furnished to the Seller or to which the Seller had access. The Seller has had access to the Company’s publicly filed reports with the SEC and has been furnished during the course of the transactions contemplated by this Agreement with all other public information regarding the Company that the Seller has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Company Shares.

e. The Seller is not acquiring the Company Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the United States Securities Act of 1933, as amended (“1933 Act”), as amended.

f. The principal residence or place of business for each of the Seller and its designees that are affiliates of the Seller is located at the address indicated on the signature page or exhibit hereto.

g. Each of the Seller and its designees that are affiliates of the Seller has the status:

(i) By marking “Yes” next to “U.S. Person” on the signature page of this Agreement, Seller hereby agrees and acknowledges that (1) each of the Seller or its designees that are affiliates of the Seller is a “U.S. Person” (as defined below) and/or (2) each of the Seller or its designees that are affiliates of the Seller was in the United States (as defined below) at the time the Seller was offered the Company Shares or on the date hereof.

(ii) By marking “No” next to “U.S. Person” on the signature page of this Agreement, Seller hereby agrees and acknowledges that (1) each of the Seller or its designees that are affiliates of the Seller is not a “U.S. Person” and (2) each of the Seller or and its designees that are affiliates of the Seller was not in the United States at the time the Seller was offered the Company Shares or on the date hereof.

For the purpose of this Agreement, a “U.S. Person” means:

(A) Any natural person resident in the United States;

(B) Any partnership or corporation organized or incorporated under the laws of the United States;

(C) Any estate of which any executor or administrator is a U.S. person;

(D) Any trust of which any trustee is a U.S. person;

(E) Any agency or branch of a foreign entity located in the United States;

(F) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(G) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; or

(H) Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by accredited investor(s) (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) who are not natural persons, estates or trusts.

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

(iii) The Seller understands that no action has been or will be taken in any jurisdiction by the Company that would permit the public offering or resale of the Company Shares in any country or jurisdiction where action for that purpose is required.

(iv) If the Seller or its designee is not a U.S. Person, the Seller represents and warrants that it or its designee is not purchasing the Company Shares for the account or benefit of any U.S. Person, except in accordance with one or more available exemptions from the registration requirements of the 1933 Act or in a transaction not subject thereto.

(v) If the Seller or its designee is not a U.S. Person, the Seller or its designee will make all subsequent offers and sales of the Company Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the 1933 Act; or (z) pursuant to an available exemption from registration under the 1933 Act. Specifically, the Seller will not resell the Company Shares to any U.S. person or within the United States prior to the expiration of a period commencing on the date when the Company Shares are earned according to this Agreement and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act.

(vi) Neither the Seller nor any person acting on behalf of the Seller or its designees, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Company Shares at any time after the date when the Company Shares are earned according to this Agreement through the Distribution Compliance Period except in compliance with the 1933 Act.

(vii) The Seller agrees that it and its designees that are affiliates of the Seller will not resell the Company Shares except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes thereto), pursuant to a registration statement under the 1933 Act, or pursuant to an available exemption from registration.

h. The Seller hereby agrees that the Company Shares, upon issuance, shall bear the following or similar legend, if applicable at the time:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

Section 4.8 Brokers’ Fees. The Seller has no liability to pay any fees or commissions or other consideration to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

Section 4.9 Seller’s Counsel and Advisors. The Seller acknowledges that the Seller has had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with the Seller’s own legal counsel and investment advisors. The Seller is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its agents for legal or investment advice with respect to this investment or the transactions contemplated by this Agreement. Seller has had access to the books and financial and operational records of the Company, and to all of the documents and information relating to the Company’s operations and activities. Prior to the execution of this Agreement, Seller has examined such books, records, documents and information to its satisfaction, has been given the opportunity to ask, and has asked and received answers to any questions Seller has had concerning any and all aspects of the operations and activities of the Company, and has been given sufficient time to consult with legal and financial advisors of Seller’s choosing regarding the terms, conditions and effect of this Agreement.

Section 4.10 No Material Adverse Effect. To the best knowledge of Seller, there is no circumstance currently existing or likely to arise hereafter that may result in any material adverse effect to Seller, Asiasens and its Subsidiaries or the value of Asiasens Shares. There is and has been no violations with any Indonesian laws and regulations in connection with OJK license owned by STI which will affect the validity and effectiveness of the OJK license and the normal use of it by STI

Section 4.11 Employment. Seller, Asiasens or its Subsidiaries has not (i) granted any severance or termination pay to (or amended any existing arrangement with) any current or former director, officer or employee; (ii) established, adopted or amended (except as required by applicable laws) any employee plan or any collective bargaining, works council, stock option, restricted stock, insurance, severance, deferred compensation, profit sharing plan, agreement or arrangement covering any employees, officers, consultants or directors of Seller, Asiasens or its Subsidiaries; or (iii) entered into any contract providing for indemnification of any officer, director, employee or agent. Each of Seller, Asiasens or its Subsidiaries is, and has at all times been, in compliance with all applicable laws, and in particular with all labor laws applicable to its employees or operations.

Section 4.12 Tax Returns. All tax returns and reports required to have been filed by or on behalf of, or with respect to the assets of Seller, Asiasens or its Subsidiaries through the date of this Agreement have been timely filed in accordance with all applicable laws (pursuant to an extension of time or otherwise) and are true, correct and complete in all respects. All taxes, estimated taxes, deposits and other payments due and owing by or on behalf of Seller, Asiasens or its Subsidiaries (whether or not shown on any tax return) have been timely paid in full before the date of this Agreement.

Section 4.13 Absence of Claims. After the transfer of Asiasens Shares, except for its remaining 40% equity ownership of Asiasens, Seller shall have no other interest or claim in, or with respect to Asiasens, whether in equity, debt, contract or otherwise, and Seller shall sign a release evidence the same.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF Asiasens

Asiasens represents and warrants to the Company and Buyer at the time of this Agreement and the Closing as follows:

Section 5.1 Corporate Organization.

a. Each of Asiasens and its Subsidiaries is duly organized, validly existing and in good standing under the laws of Indonesia and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Asiasens and its Subsidiaries.

b. Copies of the Certificate of Incorporation and Articles of Association of Asiasens and its Subsidiaries, with all amendments thereto to the date hereof, have been furnished to the Company and Buyer, and such copies are accurate and complete as of the date hereof.

Section 5.2 Title to Purchased Shares. On the Closing Date, immediately before the transactions to be consummated pursuant to this Agreement, the Seller and Asiasens own and hold the Asiasens Shares, PTI Shares and STI Shares, respectively, free of any lien, security interest, charge, encumbrance or similar right affects the Purchased Shares. No person or entity has any option to purchase, right of first refusal or other rights to acquire any of the Purchased Shares.

 Section 5.3 Authorization and Validity of Agreements. Asiasens has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Asiasens and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action, if any, and no other company proceedings on the part of Asiasens are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 5.4 No Conflict or Violation The execution, delivery and performance of this Agreement by Asiasens does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Asiasens or any of its Subsidiaries is a party or by which it is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon the Asiasens Shares or any of the properties or assets of Asiasens including STI Shares or PTI Shares, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to Asiasens, PTI or STI is bound.

Section 5.5 No Material Adverse Effect. There is no circumstance currently existing or likely to arise hereafter that may result in any material adverse effect to Asiasens, any of its Subsidiaries or the value of Asiasens Shares, PTI Shares or STI Shares. There is and has been no violations with any Indonesian laws and regulations in connection with OJK license owned by STI which will affect the validity and effectiveness of the OJK license and the normal use of it by STI. There is and has been no violations with any Indonesian laws and regulations in connection with any licenses owned by PTI which will affect the validity and effectiveness of the e-commerce license and the normal use of it by PTI

Section 5.6 Employment. Asiasens or any of its Subsidiaries has not (i) granted any severance or termination pay to (or amended any existing arrangement with) any current or former director, officer or employee; (ii) established, adopted or amended (except as required by applicable laws) any employee plan or any collective bargaining, works council, stock option, restricted stock, insurance, severance, deferred compensation, profit sharing plan, agreement or arrangement covering any employees, officers, consultants or directors of Asiasens or any of its Subsidiaries; or (iii) entered into any contract providing for indemnification of any officer, director, employee or agent. Each of Asiasens or any of its Subsidiaries is, and has at all times been, in compliance with all applicable laws, and in particular with all labor laws applicable to its employees or operations.

Section 5.7 Tax Returns. All tax returns and reports required to have been filed by or on behalf of, or with respect to the assets of Asiasens or any of its Subsidiaries through the date of this Agreement have been timely filed in accordance with all applicable laws (pursuant to an extension of time or otherwise) and are true, correct and complete in all respects. All taxes, estimated taxes, deposits and other payments due and owing by or on behalf of Asiasens or any of its Subsidiaries (whether or not shown on any tax return) have been timely paid in full before the date of this Agreement.

Section 5.8 Claims. There are no claims threatened or against or affecting Asiasens or any of its Subsidiaries nor are there any actions, suits, judgments, proceedings or investigations pending, threatened against or affecting Asiasens or any of its Subsidiaries, at law or in equity, before or by any court, administrative agency, other tribunal or any governmental authority having jurisdiction.

ARTICLE VI

COVENANTS

Section 6.1 Consents and Approvals.

a. The Seller, Asiasens and its Subsidiaries shall use their best efforts to obtain all necessary consents, waivers, authorizations, permits and approvals of all governmental and regulatory authorities in Singapore and Indonesia, required in connection with the execution, delivery and closing of the transaction contemplated in this Agreement; and

b. The Company shall use its best efforts to obtain all necessary consents, waivers, authorizations, permits and approvals of all governmental and regulatory authorities and stock exchanges in the U.S., including, but not limited to the SEC, Nasdaq Stock Exchange, required in connection with the execution, delivery and closing of the transaction contemplated in this Agreement; and

c. Each party shall diligently assist and cooperate with each party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 6.2 Indemnity

The parties agree that any liabilities, charges, fines or penalties owed by Asiasens and its Subsidiaries that are discovered or imposed by the government after the Closing Date due to the reason and violation of law and regulations conducted before the Closing Date shall be the sole responsibility of the Seller and Seller shall indemnify of and pay the damages directly to Asiasens and its Subsidiaries.

Section 6.3 Management and Operation

a. The parties agree that the Board of Directors of Asiasens will be composed of 5 directors and after the Closing date the Buyer and the Seller will appoint designees to the Board of Directors of Asiasens in proportion to their shareholdings in Asiasens.

b. The parties agree that Mr. Ji xujun (ID No. 320212198207190516) will be appointed the Chairman of the Board of Directors of Asiasens on the Closing Date and Chairman will have the same one vote as any other directors.

c. The parties agree that Asiasens’ existing management teams shall still remain in place and conduct their daily operation and management after the Closing Date and Mr. Xuekun Zhu (ID No. 410101199308042039) will be appointed the CEO of the Asiasens, subject to the new appointment and changes by the Board of the Directors of Asiasens.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF THE SELLER

The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Seller in its sole discretion:

Section 7.1 Representations and Warranties of the Company and Buyer. All representations and warranties made by the Company and Buyer in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Company and Buyer as of such date.

Section 7.2 Agreements and Covenants. The Company and Buyer shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 7.3 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, and of any other person, firm or corporation, required in this Agreement to be obtained by the Company and Buyer prior to Closing, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 7.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF THE COMPANY AND BUYER

The obligations of the Company and Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Company and Buyer in their sole discretion:

Section 8.1 Representations and Warranties of the Seller and Asiasens. All representations and warranties made by the Seller and Asiasens in this Agreement shall be true and correct on and as of the Closing Date as if again made by the Seller and Asiasens on and as of such date.

Section 8.2 Agreements and Covenants. The Seller shall have performed and complied, and caused Asiasens to perform and comply, in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

Section 8.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in this Agreement to be obtained by the Seller and Asiasens prior to Closing, shall have been duly obtained and shall be in full force and effect on the Closing Date.

Section 8.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 8.5. Asiasens Shares The Seller shall have delivered to the Buyer the original stock certificate representing Asiasens Shares (with accompanying stock powers duly endorsed for transfer to the Buyer) and a copy of the irrevocable instructions to the transfer agent of Asiasens (“Asiasens Transfer Agent”) instructing the Asiasens Transfer Agent to transfer its Asiasens Shares to the Buyer.

Section 8.6 Asiasens Directors The appointment of the designees of the Buyer to the Board of Directors of Asiasens in proportion to its shareholding in Asiasens effective on the Closing Date.

Section 8.7 Noncompetition. Company and Buyer shall have received a fully-executed Noncompetition and Non-solicitation Agreement in a form satisfactory to Company and Buyer which restricts the Seller and its affiliate from resigning from the Board or as an officer of Asiasens, PTI or STI and prohibits Seller and its affiliate from competing with Asiasens for a term of five (5) years from the Closing Date.

Section 8.8 Release Confirmation. Seller provided written confirmation it has forever cancelled and discharged any indebtedness owed to Seller by Asiasens or any of its Subsidiaries, both principal and interest, along with any charges, costs, sums and any other amounts associated therewith.

Section 8.9. Other Closing Documents. The Company and Buyer shall have received such other certificates, instruments and documents in confirmation of the representations and warranties of the Seller or in furtherance of the transactions contemplated by this Agreement, as the Company and Buyer or their counsel may reasonably request.

Section 8.10 Additional License. STI shall have submitted application for technology-based fund-lending service license and received approval from competent government authority of Indonesia.

Section 8.11 Termination of VIE Structures and Obtain 100% Equity Ownership of PTI. Asiasens shall have dismantled VIE arrangements with KSP-Anugerah Jaya Makmur Indonesia (“KSP AJMI”), KSP-Andalan Usaha Sejahtera (“KSP AUS”), PT Makmur Kekayaan Indonesia and PT Indah Sukses Selalu (collectively as “VIE Entities”) and have terminated all VIE agreements with VIE Entities to the satisfaction of Buyer. Asiasens has also terminated all VIE agreements with PTI and obtained 100% of equity ownership and issued shares of PTI.

Section 8.12 Dissolution of KSP AJMI and KSP AUS. Asiasens has dissolved and closed down KSP AJMI and KSP AUS.

Section 8.13 Conditions Precedent If the condition referred in Section 8 has not been fulfilled on or before January 31, 2021, or such later date as Seller, Asiasens, Company and Buyer may agree in writing, this Share Exchange Agreement shall cease to be effective and thereafter neither party shall have any obligations and liabilities towards each other thereunder save for any antecedent breaches of the terms thereof.

ARTICLE IX

TERMINATION AND ABANDONMENT

Section 9.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the Closing by written notice of Seller or the Buyer to the other parties.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement. In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.

Section 10.2 Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law or stock exchange rules. If any such announcement or other disclosure is required by law or stock exchange rules, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 10.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 10.4 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 10.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if it is delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, five (5) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). :

If to Asen, to:

Asen Maneuvre Group Limited

Room 240, No. 2009, Lihu Avenue,

Binhu District, Wuxi City, Jiangsu Province

Attn: Xujun Ji

If to Asiasens, to:

Asiasens Investment Holding Pte. Ltd.

Room 240, No. 2009, Lihu Avenue,

Binhu District, Wuxi City, Jiangsu Province

Attn: Xujun JI

Facsimile:

Email:

If to the Buyer, to:

Future Fintech (Hong Kong) Limited

Room 2302, South Tower T1, Kaisa Plaza

No. 86 Jianguo Avenue, Chaoyang District

Beijing, China 100025

Attn: Shanchun Huang

Facsimile:

Email:

If to the Company, to:

Future Fintech Group Inc.

Room 2302, South Tower T1, Kaisa Plaza

No. 86 Jianguo Avenue, Chaoyang District

Beijing, China 100025

Attn: Shanchun Huang, Chief Executive Officer

Facsimile:

Email:

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

Section 10.6 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 10.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 10.8 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.9 Counterparts. This Agreement may be executed in four or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

Section 10.10 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 10.5.

Section 10.11 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

Section 10.13 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 10.14 Execution. This Agreement may be executed in four or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 10.15 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the transaction documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the transaction documents or any amendments thereto.

Section 10.16 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FUTURE FINTECH GROUP INC.

By:	/s/ Shanchun Huang
Name:	Shanchun Huang
Title:	CEO

FUTURE FINTECH (HONG KONG) LIMITED

By:	/s/ Li Ying
Name:	Li Ying
Title:	Director

ASIASENS Investment Holding Pte. Ltd.
By:	/s/ Danni Liu
Name:	Danni Liu
Title:	Director

ASEN Maneuvre Group Limited

By:	/s/ Xuekun Zhu
Name:	Xuekun Zhu
Title:

Address:

Phone:
Email:

I understand that the below certification as status of a U.S. or non-U.S. Person may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment or both. Under penalties of perjury I declare that I have examined this certification as status of a U.S. or non-U.S. Person and to the best of my knowledge and belief it is true, correct and complete.

U.S. Person? Yes/No ___No____	(refer to Subsection 5.5(g))

I further understand that the below certification confirms the status of all of the beneficial shareholders of Asen Maneuvre Group Limited as a U.S. or non-U.S. Person may be disclosed to the Internal Revenue Service by the Company and that any false statement contained herein could be punished by fine, imprisonment or both. If the beneficial shareholders of Asen Maneuvre Group Limited includes both U.S. and non-U.S. Persons, a schedule shall be appended hereto which sets forth a true and correct list of the status of each such beneficial shareholder. Under penalties of perjury I declare that I have examined this certification as status of a U.S. or non-U.S. Person and to the best of my knowledge and belief it is true, correct and complete.

U.S. Person? Yes/No ____No___	(refer to Subsection 5.5(g))